EXHIBIT 99.1

CONTACT:
Sherry Lang
Senior Vice President
Investor and Public Relations	FOR IMMEDIATE RELEASE
(508) 390-2323	Wednesday, March 28, 2007
THE TJX COMPANIES, INC. ANNOUNCES RESUMPTION OF SHARE
REPURCHASE ACTIVITY THROUGH A RULE 10B5-1 PLAN
     Framingham, MA — The TJX Companies, Inc. (NYSE:TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced that it has entered into a plan to repurchase shares of its common stock pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. A Rule 10b5-1 plan allows the Company to purchase its shares at times when it would otherwise not be in the market due to self-imposed blackout periods or pursuant to insider trading laws. Under this plan, the Company expects to resume its share repurchase activity, which has been temporarily suspended since December 2006 as a result of the discovery of an unauthorized intrusion into its computer systems that process and store customer transaction information.
     As previously announced, the Company plans to repurchase up to $900 million of TJX stock during the fiscal year ending January 26, 2008, significantly more than the $557 million of TJX stock that the Company repurchased during fiscal year 2007. The Rule 10b5-1 plan will facilitate the execution of this plan. Brokers selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. Information regarding share repurchases will be available in the Company’s reports on Form 10-Q and 10-K.
     Carol Meyrowitz, President and Chief Executive Officer of The TJX Companies, Inc., commented, “This plan to resume our share repurchase activity reflects our continued confidence in the financial strength of the Company, our business and our ability to drive profitable sales growth. TJX’s operations continue to generate significant excess cash and strong returns on invested capital, and we remain committed to our share buyback program as an important method of returning value to our shareholders.”
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THE TJX COMPANIES, INC. ANNOUNCES RESUMPTION OF SHARE
REPURCHASE ACTIVITY THROUGH A RULE 10B5-1 PLAN
Wednesday, March 28, 2007

     Since 1997, the Company has spent $4.8 billion on the repurchase of its stock, buying back 309 million shares. As previously announced, in January 2007, the Board of Directors authorized the purchase of $1.0 billion of TJX common stock from time to time. This program is in addition to the $436 million remaining under the Company’s existing plan as of January 27, 2007.
     The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 822 T.J. Maxx, 752 Marshalls, 270 HomeGoods, and 129 A.J. Wright stores, as well as 36 Bob’s Stores, in the United States. In Canada, the Company operates 184 Winners and 68 HomeSense stores, and in Europe, 210 T.K. Maxx stores. TJX’s press releases and financial information are also available on the Internet at www.tjx.com.
SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future, including projections of earnings per share and same store sales, are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: the results and effects of the intrusion into our computer system including the outcome of our investigation, the extent of customer information compromised and consequences to our business including effects on sales and liabilities and costs in connection with this intrusion; our ability to successfully expand our store base and increase same store sales; risks of expansion and costs of contraction; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; successful advertising and promotion; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems and protect data; our ability to continue to generate adequate cash flows; our ability to execute the share repurchase program; availability and cost of financing; general economic conditions, including gasoline prices; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; adequacy of reserves; closing adjustments; effectiveness of internal controls; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.
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